Exhibit 99.1

FOR IMMEDIATE RELEASE May 26, 2020	For more information Trisha Voltz Carlson, EVP, Investor Relations Manager 504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney Announces Pricing of $150 Million of Subordinated Notes

GULFPORT, Miss. (May 26, 2020) — Hancock Whitney Corporation (Nasdaq: HWC) today announced the pricing of an offering of $150 million of its 6.25% Subordinated Notes due 2060 (“the Notes”). The Notes are expected to trade on the Nasdaq Global Select Market under the ticker “HWCPZ” within 30 days of the original issue date of the Notes. The offering is expected to close on June 2, 2020, subject to the satisfaction or waiver of customary closing conditions.

The Notes are intended to qualify as Tier 2 regulatory capital for the company, and the company intends to use the proceeds for general corporate purposes and to supplement existing capital.

Hancock Whitney expects net proceeds of this offering, before expenses, of approximately $172.5 million, if the underwriters exercise their option to purchase additional notes in full.

Morgan Stanley & Co. LLC, BofA Securities, Inc., Piper Sandler & Co., UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-runners for the subordinated debt offering.

This announcement does not constitute an offer to buy or a solicitation to sell the Notes. The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the registration statement, prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus may be obtained from: Morgan Stanley & Co. LLC toll-free at (866) 718-1649, email: prospectus@morganstanley.com; BofA Securities, Inc. toll-free at 1-800-294-1322; Piper Sandler & Co. toll-free at 866-805-4128, email: fsg-dcm@psc.com; UBS Securities LLC toll-free at 1-888-827-7275; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Hancock Whitney Announces Pricing of $150 Million of Subordinated Notes

May 26, 2020

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, estimates and projections are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Hancock Whitney. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: Hancock Whitney’s failure to satisfy the conditions to the underwriters’ obligation to consummate the offering; the possibility that corporate developments could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Hancock Whitney’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that affect Hancock Whitney’s business, including impacts resulting from the outbreak of the novel coronavirus, or COVID-19; and other risks referenced from time to time in Hancock Whitney’s filings with the Securities and Exchange Commission. Closing of the transactions described above is dependent upon satisfaction of certain closing conditions set forth in the definitive underwriting agreement, and there is no assurance that such conditions will be fulfilled. You should be aware that new factors may emerge from time to time and it is not possible for Hancock Whitney to identify all such factors, nor can Hancock Whitney predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Hancock Whitney does not undertake any obligation to update any of its forward-looking statements for any reason.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook”, or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other periodic reports that we file with the SEC.

2